Appendix A

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

As of May 16, 2024

Effective Date
iM DBi Hedge Strategy ETF	December 5, 2022
iM DBi Managed Futures Strategy ETF	December 5, 2022
IMGP Berkshire Dividend Growth ETF	June 29, 2023
Polen Capital Global Growth ETF Polen Capital China Growth ETF Polen Capital International Growth ETF	August 22, 2023 February 28, 2024 February 28, 2024
Polen Capital Emerging Markets ex-China Growth ETF	May 16, 2024
Polen Capital Global SMID Company Growth ETF	May 16, 2024

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:	/s/ Jeffrey K. Seeley	By:	/s/ John M. Coughlan
Name:	Jeffrey K. Seeley	Name:	John M. Coughlan
Title:	President	Title:	Director - Chief Operations Officer

Appendix B

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

As of May 16, 2024

Fund	Fee Rate
iMGP DBI Hedge Strategy ETF	0.85% of the daily net assets of the Fund
iMGP DBI Managed Futures Strategy ETF	0.85% of the daily net assets of the Fund
iMGP Berkshire Dividend Growth ETF	0.55% of the daily net assets of the Fund
Polen Capital Global Growth ETF Polen Capital China Growth ETF Polen Capital International Growth ETF	0.85% of the daily net assets of the ETF 1.00% of the daily net assets of the ETF 0.85% of the daily net assets of the ETF
Polen Capital Emerging Markets ex-China Growth ETF	1.00% of the daily net assets of the ETF
Polen Capital Global SMID Company Growth ETF	1.00% of the daily net assets of the ETF

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:	/s/ Jeffrey K. Seeley	By:	/s/ John M. Coughlan
Name:	Jeffrey K. Seeley	Name:	John M. Coughlan
Title:	President	Title:	Director - Chief Operations Officer